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                         ASSIGNMENT AND AMENDMENT NO. 1
                                       TO
                     SUPPLY AGREEMENT AND ROYALTY AGREEMENT

         THIS ASSIGNMENT OF, AND AMENDMENT NO. 1 (this "Amendment No. 1") to those certain Supply and Royalty Agreements by and between Basic Vegetable Products, L.P., a Delaware limited partnership ("BVP") and Natrol, Inc., a Delaware corporation ("Buyer") each dated February 27, 1998 (the "Supply Agreement" and the "Royalty Agreement"), is made by and among Natrol, Inc., BVP, ConAgra Foods, Inc., a Delaware Corporation, and CAG 45, Inc., a Delaware corporation and wholly owned subsidiary of ConAgra Foods, Inc., (ConAgra Foods, Inc. and CAG 45, Inc. shall be collectively referred to herein as "Seller"), effective as of this 7th day of November 2000 (the "Effective Date").

                                    RECITALS

         WHEREAS, pursuant to the Supply Agreement and the Royalty Agreement Buyer agreed to purchase and pay certain royalties, and BVP agreed to supply and develop certain vegetable, fruit, herbal and botanical products.

         WHEREAS, BVP intends to enter into an Asset Purchase Agreement (the "Purchase Agreement") with CAG 45, Inc. wherein BVP shall sell certain of its assets to CAG 45. Inc.;

         WHEREAS, Seller now desires to assume the obligations and liabilities of BVP under the Supply Agreement as modified herein, and the Royalty Agreement; BVP desires to assign its rights under the Supply Agreement and the Royalty Agreement as modified herein, the Buyer desires to consent to such assignment, assumption and modification; and

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties hereto hereby agree as follows:

         1. CAPITALIZED TERMS. Capitalized terms which are not defined herein shall have the meanings defined in the Supply Agreement and the Royalty Agreement. For purposes of this Amendment No. 1, the "Seller" under this Amendment No. 1 and "Seller" under the Supply Agreement and the Royalty Agreement shall be interchangeable and all references to "Seller" shall be construed hereafter to refer to and include ConAgra Foods, Inc. and CAG 45, Inc.

         2. ASSUMPTION. Effective upon the closing of the Purchase Agreement (the "Closing"), Seller hereby takes and assumes all duties, liabilities, obligations, rights and interests of BVP in and to the Supply Agreement and the Royalty Agreement as modified hereby, which arise after Closing.

         3. ASSIGNMENT. Effective upon the Closing, BVP hereby assigns all duties, liabilities, obligations, rights and interests of BVP in and to the Supply Agreement and the Royalty Agreement, which arise after the Closing, and Buyer hereby consents to the aforementioned assumption and assignment by the parties.

         4. MODIFICATION. Effective upon the Closing, Buyer and Seller hereby agree that the Supply Agreement and the Royalty Agreement shall be modified as follows:

                  a. PRODUCTS DEFINITION REVISED. Section 1(b) of the Supply Agreement is deleted in its entirety and replaced with the following provision:

                  1(b)   PRODUCTS. "Products" shall not include nutraceutical
                  ingredients for use in food (including, but not limited to, functional food) applications and shall mean any of the following:

                         (i) "Schedule 1 Products," which shall consist of those
                  certain nutraceutical-grade ingredients currently produced by Seller (including all such products produced by its BVP and Gilroy Foods divisions), as set forth on Schedule 1; and

                         (ii) "Schedule 2 Products," which shall consist of all
                  nutraceutical-grade vegetable and herbal ingredients produced by Seller (including all such products produced by both its BVP and Gilroy Foods divisions) from time to time but not set forth on Schedule 1.

                  b. PRICE INCREASE FOR SCHEDULE 1 PRODUCTS. In respect to the Supply Agreement, the price for all Schedule 1 Products, with the exception of certain shipments of Rexall Products as defined and described below, shall be increased by 20 cents per pound over and above the formula price otherwise charged by BVP to Buyer pursuant to the Suupply Agreement and Royalty Agreement. The price for all Rexall Products ultimately sold to Rexall Sundown, Inc. (including its successors and assigns), for shipment to its location at 1111 S.W. 30th Avenue, Deerfield Beach, Florida 33442 (or any location which succeeds to operations at such address), shall be increased by a total of 55 cents per pound over such formula prices (the "Rexall Upcharge"). The Rexall Upcharge shall be paid in its entirety for all Rexall Products that are sold and shipped directly to such location. Buyer will initially pay $.20 of the Rexall Upcharge for all other Rexall Product sales and shall pay the remaining $.35 of the Rexall Upcharge on a quarterly basis upon reviewing its records for any other sales of Rexall Products made to such location. Seller shall have the right to inspect and audit Buyer's records for


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compliance with this Section on prior notice during Buyer's normal business hours. For purposes of this Section, "Rexall Products" shall mean those Products now sold to Rexall Sundown, Inc., at the above location, as listed on SCHEDULE "A" attached.

                  c.     VOLUME TARGET MODIFICATION. The third sentence of
Section 4(a) of the Supply Agreement is deleted in its entirety and replaced with the following sentence: "Such Volume Targets with respect to all Products shall not be less than one million two hundred thousand (1,200,000) pounds of garlic nor more than two million eight hundred thousand (2,800,000) pounds of garlic."

                  d. TERM MODIFICATION. Section 6(a) in respect to the Supply Agreement and Section 6.1 in respect to the Royalty Agreement shall be deleted in their entirety and replaced with the following provision:

                         (a) TERM. The term of this Agreement (the "Term") is hereby extended until December 31, 2007 (the "Initial Term"); provided that the Term will be extended automatically for successive one-year periods thereafter unless either party gives notice during the month of December in any year of its intent not to renew this Agreement at least two years in advance, in which case this Agreement shall terminate upon the end of such two-year period. Notwithstanding the forgoing, prior to January 1, 2001 (i) the BVP division of Seller shall continue to supply Buyer according to the terms of this Agreement provided that prior to such date all exclusivity and noncompete provisions herein shall apply only to the BVP division of Seller, and (ii) Seller shall not otherwise expand its marketing and sales of Products in Buyer's Marketing Channels as described on SCHEDULE 5.

                  e. NON-EXCLUSIVITY FOR FOOD APPLICATIONS. As of Closing and notwithstanding anything in the Supply Agreement or Royalty Agreement to the contrary, Buyer and Seller shall be free to produce, purchase, sell and market any and all Products, as well as any other nutraceutical ingredients for food applications without restriction, including any and all functional food applications. Effective as of Closing, Schedule 5 hereby deleted in its entirety and replaced with the following provision:

                      The parties agree that the term "Marketing Channel(s)"
                  shall mean, in respect to Buyer, those marketing and distribution channels in which the Products are used as nutraceutical ingredients in dietary supplements as currently defined within the Dietary Supplement Health and Education Act of 1994. Nothing herein shall be deemed to restrict Buyer or Seller from each producing, purchasing, selling or marketing either the Products or any other nutraceutical or other ingredients for food applications, including but not limited to functional food applications.


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         5.       MODIFICATION.  Except as specifically modified and amended hereby, the Supply Agreement and Royalty Agreement shall remain in full force and effect and each is hereby ratified, confirmed and approved. No provision of this Amendment No. 1 may be modified or amended, nor shall any terms be waived, except expressly in a writing signed by both parties.

         6. This Amendment No.1 shall be governed by the laws of the state of Delaware, excluding conflict of law principles that would cause the law of another jurisdiction to apply, as applied to agreements executed and performed entirely in Delaware by Delaware residents.

         7. COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same instrument.








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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.
1 effective as the date first above written.


Natrol, Inc.
/s/ Elliott Balbert
-------------------
By: Elliott Balbert
President & CEO

Basic Vegetable Products, LLP.
/s/Brian G. Stockton
--------------------
By: Brian G. Stockton
President & CEO

ConAgra Foods, Inc.
/s/ Randall C. Stuewe
---------------------
By: Randall C. Stuewe
Authorized Representative

CAG 45, Inc.
/s/Randall C. Stuewe
--------------------
By: Randall C. Stuewe
President


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